EXHIBIT 22

                                                   State/Country         Name(s) under which Subsidiary
List of Subsidiaries                              of Incorporation               does business (1)
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
Amphenol Australia Pty Ltd.                          Australia
Amphenol Benelux B.V.                             The Netherlands                   Amphenol
Amphenol Borg Limited                                 England
Amphenol do Brasil                                    Brazil                        Amphenol
Amphenol Canada Corp.                             Ontario, Canada                   Amphenol
Amphenol East Asia Limited                           Hong Kong                AEAL, AEAM, Amphenol
Amphenol FSC                                         Barbados
Amphenol Funding Corporation                     Delaware, U.S.A.
Amphenol Gesellschaft m.b.H.                          Austria                       Amphenol
Amphenol Interconnect Products Corporation       Delaware, U.S.A.                     AIPC
Amphenol International Ltd.                      Delaware, U.S.A.
Amphenol Italia, S.p.A.                                Italy                        Amphenol
Amphenol Japan K.K.                                    Japan                        Amphenol
Amphenol Limited                                      England                       Amphenol
Amphenol Socapex S.A.S.                               France                         Socapex
Amphenol Aerospace France, Inc.                  Delaware, U.S.A.
Amphenol Commercial & Industrial
      France, L.L.C.                             Delaware, U.S.A.
Amphenol Taiwan Corporation                           Taiwan                        Amphenol
Amphenol-Tuchel Electronics GmbH                      Germany                        Tuchel
Amphetronix Limited                                    India                       Amphetronix
Amphenol-TFC (Changzhou)
     Communications Equipment Co. Ltd.                 China               Amphenol, Times Fiber, TFC
Kai Jack Industrial Co., Ltd.                         Taiwan                        Kai Jack
LPL Technologies Holding GmbH                         Germany
Optimize Manufacturing Co.                        Arizona, U.S.A.                   Optimize
Productos de Memoria S.A. de C.V.                     Mexico
Pyle-National Ltd.                                    England                     Pyle-National
Pyle-National of Canada Inc.                      Ontario, Canada                 Pyle-National
Spectra Strip Limited                                 England
TFC South America, S.A.                              Argentina                     Times Fiber
Sine Systems*Pyle Connectors Corporation         Delaware, U.S.A.              Sine, Pyle-National
Times Fiber Communications, Inc.                 Delaware, U.S.A.                  Times Fiber
Times Fiber Canada Limited                        Ontario, Canada                  Times Fiber
Matir, S.A.                                           Uruguay

(1) Each subsidiary also does business under the corresponding corporate name listed in column 1.